PRESS RELEASE                           June 7, 1996

For more information contact:
Robert L. Savage, President
Tri-County Federal Savings Bank
2201 Main Street, P.O. Box 1057
Torrington, WY  82240
(307)532-2111

          TRI-COUNTY BANCORP, INC. ANNOUNCES
     THE COMPLETION OF ITS STOCK REPURCHASE PROGRAM

Torrington, Wyoming -- June 7, 1996 -- Tri-County Bancorp, Inc., Torrington, Wyoming (the "Company"), the parent holding company of Tri-County Federal Savings Bank (the "Savings Bank"), announced today that the Company had successfully completed its fourth stock repurchase program. The Company repurchased 32,039, or 5% of its outstanding common stock over the last eight weeks in six open market transactions.

As of June 7, 1996, the Company had 608,749 shares of common stock outstanding which is net of the shares repurchased. The repurchased stock was obtained at an average price of $18.32 per share. With the common stock currently trading at 86 percent of book value, the Company's Board believes that the purchase of its own stock was an excellent investment.